UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2018

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2018, the board of directors (the “Board”) of Kindred Biosciences, Inc. (the “Company”) appointed Denise Bevers, to serve as President and Class III director of the Company, effective as of October 19, 2018, for a term expiring at the 2019 annual meeting of stockholders. As a result of Ms. Bevers's appointment, the authorized size of the Board was increased to seven members. There is no arrangement or understanding between Ms. Bevers and any other person pursuant to which Ms. Bevers was selected as a director. Richard Chin who was previously Chief Executive Officer, President and a director of the Company, will still continue serve as Chief Executive Officer and as a director of the Company.

Denise M. Bevers is one of the Company's co-founders and has served as our Chief Operating Officer since October 2012. On November 11, 2013, she was appointed as our Secretary. Ms. Bevers co-founded and served as the President and Chief Executive Officer of SD Scientific, Inc., a privately held, full-service medical affairs and communications company, from August 2005 to June 2013. She has over 20 years of human pharmaceutical and research experience and is an expert in clinical operations, medical affairs, and scientific communications. Ms. Bevers has managed dozens of human drug development programs from Phase I through Phase IV at pharmaceutical companies Elan Pharmaceuticals and Skyepharma, and at Quintiles, a contract research organization. She began her clinical research career in 1989 as the Division Lead of the Urology Department at Scripps Clinic and Research Foundation, a non-profit medical research foundation, where she was integral in implementing the policies and procedures for the organization’s clinical research programs. Ms. Bevers earned an M.B.A. from Keller Graduate School of Management and a B.S. in Ecology, Behavior, and Evolution from the University of California San Diego, Revelle College.

In connection with Ms. Bevers’s appointment as the Company’s President, Ms. Bevers employment agreement is to be amended to: (i) to reflect her new title of President of the Company; (ii) increase her base annual compensation to $430,500; and (iii) increase her target annual bonuses to 45% of her base salary. In addition, on October 22, 2018 (the "Grant Date"), the Company granted Ms. Bevers an option to purchase 75,000 shares of the Company’s common stock, with a term of 10 years, which will vest and become exercisable as to 25% of the total number of shares on the first anniversary of the Grant Date and as to an additional 1/48th of the total number of shares on the same day of each of the 36 successive calendar months thereafter, such that the option will be fully vested on the fourth anniversary of the Grant Date, subject to Ms. Bevers remaining an employee of the Company. The option has an exercise price equal to the closing price of the Company’s common stock on The NASDAQ Capital Market on the Grant Date.

Item 8.01    Other Events.
On October 23, 2018, the Company issued a press release announcing Ms. Bevers's promotion. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Kindred Biosciences, Inc. Press Release dated October 23, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: October 25, 2018	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer